                                                                 EXHIBIT m(1)(b)

                                 AMENDMENT NO. 1
                                     TO THE
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

      The Second Amended and Restated Master Distribution Plan (the "Plan"), dated as of July 1, 2000, pursuant to Rule 12b-1 of AIM Growth Series, a Delaware business trust, is hereby amended as follows:

      Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES
                       (CLASS A SHARES AND CLASS C SHARES)

                               (DISTRIBUTION FEE)

The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

                                                               MINIMUM
                                                                ASSET
FUND                                                            BASED             MAXIMUM             MAXIMUM
                                                                SALES             SERVICE            AGGREGATE
CLASS A SHARES                                                 CHARGE               FEE                 FEE
--------------                                                 -------            -------            ---------
AIM Basic Value Fund                                            0.10%              0.25%              0.35%
AIM Euroland Growth Fund                                        0.10%              0.25%              0.35%
AIM Mid Cap Equity Fund                                         0.10%              0.25%              0.35%
AIM Small Cap Growth Fund                                       0.10%              0.25%              0.35%


                                                               MAXIMUM
                                                                ASSET
                                                                BASED             MAXIMUM             MAXIMUM
                                                                SALES             SERVICE            AGGREGATE
CLASS C SHARES                                                 CHARGE               FEE                 FEE
--------------                                                 -------            -------            ---------
AIM Basic Value Fund                                            0.75%              0.25%              1.00%
AIM Euroland Growth Fund                                        0.75%              0.25%              1.00%
AIM Mid Cap Equity Fund                                         0.75%              0.25%              1.00%
AIM Small Cap Growth Fund                                       0.75%              0.25%              1.00%



----------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: September 10, 2001

                                            AIM GROWTH SERIES
                                            (on behalf of its Class A and Class
                                            C Shares)



Attest: /s/ P. MICHELLE GRACE               By: /s/ ROBERT H. GRAHAM
       --------------------------------        ---------------------------------
       Assistant Secretary                     Robert H. Graham
                                               President